UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2004

Penton Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14337	36-2875386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio		44114-1503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-696-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06. Material Impairments.

In accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), Penton Media Inc. (the "Company") completed its annual impairment review at September 30, 2004. FAS 142 requires that goodwill and other intangibles be evaluated for potential impairment at least annually or in the event a "triggering event" occurs. On November 11, 2004, this review resulted in a non-cash impairment charge of $37.8 million to reduce the carrying value of goodwill for two reporting units that are part of the Company's Technology segment and one reporting unit that is part of the Company's International segment. As a result of the impairment of goodwill for three of the seven reporting units, the Company also completed an assessment at September 30, 2004, of its other intangibles in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), and recorded a non-cash charge of $1.9 million. The impairments were recorded for the quarter ended September 30, 2004.

The Company’s SFAS 142 evaluation was performed by an independent valuation firm, utilizing assumptions and projections that the Company believes to be reasonable and supportable and that reflect management’s best estimate of projected future cash flows. This goodwill and intangible impairment will not result in cash expenditures by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penton Media, Inc.

November 11, 2004	By:	Preston L. Vice

Name: Preston L. Vice
Title: Chief Financial Officer